UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

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ShockWave Medical, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001- 38829	27-0494101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5403 Betsy Ross Drive Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 279-4262

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	Nasdaq Global Market

Item 7.01 Regulation FD Disclosure.

Shockwave Medical, Inc. (the “Company”) is withdrawing its full-year 2020 financial guidance, previously issued on February 13, 2020, due to the global disruptions being caused by the COVID-19 (coronavirus) pandemic.

Since February 13, 2020, the COVID-19 pandemic has spread worldwide, governments have expanded their orders for their populations to shelter in place, and medical authorities (including the U.S. Surgeon General, the American College of Surgeons, and the U.K. National Health Service) have advised hospitals to defer elective medical procedures. Such global disruptions caused by the evolving COVID-19 pandemic will negatively impact the Company’s financial results. Given the ongoing uncertainty of the scope and duration of the COVID-19 pandemic, the Company is currently unable to accurately estimate the scale and duration of the impact on its procedure volumes and by extension the Company’s financial results. The Company will provide additional information during its next earnings call in May 2020.

The Company believes its long-term fundamentals remain excellent, given its innovative product portfolio and pipeline, strong clinical support, large addressable market, talented global team, and strong cash position. The Company remains dedicated to advancing the health and well-being of its employees and customers, and most importantly, of the patients being treated with its products.

The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements are only predictions based on our current expectations and projections about future events.

There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: (i) our ability to design, develop, manufacture and market innovative products to treat patients with challenging medical conditions, particularly in peripheral artery disease, coronary artery disease and aortic stenosis; (ii) our expected future growth, including growth in international sales; (iii) the size and growth potential of the markets for our products, and our ability to serve those markets; (iv) the rate and degree of market acceptance of our products; (v) coverage and reimbursement for procedures performed using our products; (vi) the performance of third parties in connection with the development of our products, including third-party suppliers; (vii) regulatory developments in the United States and foreign countries; (viii) our ability to obtain and maintain regulatory approval or clearance of our products on expected timelines; (ix) our plans to research, develop and commercialize our products and any other approved or cleared product; (x) our ability to scale our organizational culture of cooperative product development and commercial execution; (xi) the development, regulatory approval, efficacy and commercialization of competing products; (xii) the loss of key scientific or management personnel; (xiii) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act; (xiv) our ability to develop and maintain our corporate infrastructure, including our internal controls; (xv) our financial performance and capital requirements; (xvi) the impact of the current COVID-19 pandemic on our operations and financial results; and (xvii) our expectations regarding our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others.

For a further list and description of other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and in our other periodic and other reports filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. We undertake no obligation to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shockwave Medical, Inc.

Date: April 6, 2020	/s/ Douglas Godshall
Douglas Godshall President and Chief Executive Officer